                                                                    EXHIBIT 10.1

                                 2005 STOCK PLAN
                                       OF
                              OVERHILL FARMS, INC.

         SECTION 1. PURPOSE. This 2005 Stock Plan of Overhill Farms, Inc. is intended as an incentive to attract and retain qualified and competent employees, consultants, advisors and directors for the Company and its Subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         SECTION 2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (b) "BENEFICIAL OWNER" shall have the meaning provided in the definition of "CHANGE IN CONTROL" in this SECTION 2.

                  (c) "BOARD" shall mean the Board of Directors of the Company.

                  (d) "BUSINESS DAY" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of Los Angeles, California are open.

                  (e) "CAUSE" shall have the meaning set forth in an Optionee's employment or consulting agreement with the Company or a Subsidiary, if any, or if not defined therein, shall mean (i) acts or omissions by the Optionee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or a Subsidiary, (ii) the Optionee personally receiving a benefit in money, property or services from the Company or a Subsidiary or from another person dealing with the Company or a Subsidiary in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation or embezzlement by the Optionee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than driving under the influence) or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company or a Subsidiary. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

                  (f) "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

                           (i) Any "Person" or "Group," as such terms are
                  defined in Section 13(d) of the Act and the rules and regulations promulgated thereunder, other than Levine Leichtman Capital Partners, Inc., Levine Leichtman Capital Partners II, L.P. or any of their affiliates (collectively, "LLCP"), becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

                           (ii) The individuals who, as of the time immediately
                  following the election of directors at the Company's 2005 Annual Meeting of Stockholders, are members of the Board (the "EXISTING DIRECTORS"), cease, for any reason (other than as a result of a transaction between the Company and LLCP of a type which, if it did not involve LLCP, would be described in subparagraph (i) or (iii) of this definition of "Change in Control"), to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Articles of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided, further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "PROXY CONTEST"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                           (iii) The consummation of (x) a merger, consolidation
                  or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in the subparagraph (iii) (singly or collectively, a "TRANSACTION") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if (A) the Transaction is between the Company and LLCP or (B) the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii), in substantially the same proportions in which such Beneficial Owners held voting stock in the Company immediately before such Transaction.

                  (g) "COMMISSION" shall mean the Securities and Exchange Commission.

                  (h) "COMMITTEE" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to
         SECTION 14 hereof, and in the absence of any appointment, the Board shall be the Committee.

                  (i) "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share.

                  (j) "COMPANY" shall mean Overhill Farms, Inc., a Nevada corporation.

                  (k) "CONSULTANT" and "CONSULTING CONTRACT" shall have the meanings provided in the definition of "Eligible Person" in this
         SECTION 2.

                  (l) "DATE OF GRANT" shall mean the date on which an Option is granted to an Eligible Person pursuant to SECTION 4 hereof.

                  (m) "DIRECTOR" shall mean a member of the Board.

                  (n) "DISABILITY" shall mean "disability" as defined in Section 22(e)(3) of the Internal Revenue Code.

                  (o) "DISINTERESTED COMMITTEE" shall have the meaning provided in SECTION 14(A) hereof.

                  (p) "ELIGIBLE PERSON(S)" shall mean those persons who are (i) under written contract (a "CONSULTING CONTRACT") with the Company or a Subsidiary to provide consulting or advisory services to the Company or a Subsidiary and whose Options could be registered on Form S-8 (a "CONSULTANT"), (ii) Employees, or (iii) Directors.

                  (q) "EMPLOYEE(S)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

                  (r) "EXERCISE PRICE" shall have the meaning provided in
         SECTION 5 hereof.

                  (s) "FAIR MARKET VALUE" of a share on a particular date shall be the closing price of the Common Stock, which shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange (which for purposes hereof shall include the NASDAQ National Market System), the last reported sale price of Common Stock on such exchange as reported in any newspaper of general circulation on the day of determination, (ii) if the Common Stock is quoted on NASDAQ (other than on the National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system or
         (iii) if neither clause (i) nor (ii) is applicable, the value determined by any fair and reasonable means prescribed by the Board.

                  (t) "INCENTIVE STOCK OPTION" shall mean an option that is an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (u) "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

                  (v) "NONQUALIFIED STOCK OPTION" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (w) "OPTION" (when capitalized) shall mean any option granted under this Plan.

                  (x) "OPTIONEE" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person.

                  (y) "OUTSIDE DIRECTOR" shall mean a Director who qualifies as an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3.

                  (z) "PLAN" shall mean this 2005 Stock Plan of Overhill Farms, Inc.

                  (aa) "RESTRICTED STOCK PURCHASE AGREEMENT" shall mean the agreement under which a Stock Purchase Right is granted as described in
         SECTION 8 hereof.

                  (bb) "RULE 16B-3" shall mean Rule 16b-3 promulgated under the Act.

                  (cc) "SHARE(S)" shall mean a share or shares of the Common Stock.

                  (dd) "STOCK PURCHASE RIGHT" shall mean a right to purchase restricted shares of the Company's stock granted under this Plan as described in SECTION 8 hereof.

                  (ee) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         SECTION 3. SHARES AND OPTIONS.

                  (a) The Company may grant to Eligible Persons from time to time Options (including, without limitation, Incentive Stock Options and Stock Purchase Rights) to purchase an aggregate of up to 550,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option or Stock Purchase Right granted under the Plan terminates, expires, or is canceled or surrendered as to any Shares, or if Shares are repurchased by the Company pursuant to repurchase rights associated with a Stock Purchase Right, new Options or Stock Purchase Rights may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are Employees.

                  (b) The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 424 of the Internal Revenue Code) shall not exceed $100,000. Each Option will be designated in the option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee's Incentive Stock Options (granted under all plans of the Company or any parent or Subsidiary) which become exercisable for the first time during any calendar year have a fair market value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this SECTION 3(b), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

                  (c) Subject to the provisions of the Plan, the Committee may grant Options to such Eligible Persons as the Committee in its sole discretion determines are eligible to receive such grants in accordance with SECTION 4 hereof. Notwithstanding any provision herein to the contrary, there shall be no grant of Options exercisable into in excess of 300,000 Shares to any one individual in any one year.

         SECTION 4. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected from Eligible Persons. The Committee shall determine which Eligible Persons, other than Directors, shall be granted Options from time to time. The Disinterested Committee shall determine which Directors and which individuals covered by Section 162(m) of the Internal Revenue Code or
         Section 16(b) of the Act shall be Eligible Persons and granted Options from time to time. References to the Committee throughout the remainder of this SECTION 4 shall mean the Committee or the Disinterested Committee, as appropriate. Notwithstanding any provision to the contrary, an Option shall be void if the Optionee is not an Eligible Person at the time of the grant.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Board shall determine. The Committee shall also determine the number of shares subject to each of the Options and shall authorize and cause the Company to grant Options in accordance with those determinations. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Committee in its sole discretion may delegate to the Chief Executive Officer of the Company any or all of its powers under this Plan with regard to the granting and administration of Options to Eligible Persons, provided that the Disinterested Committee may not delegate its duties with respect to granting Options to, or otherwise with respect to Options granted to, Eligible Persons who are subject to
         Section 16(b) of the Act or Section 162(m) of the Internal Revenue
         Code.

         SECTION 5. EXERCISE PRICE. The exercise price per Share ("EXERCISE PRICE") shall be determined by the Committee at the time of grant. Notwithstanding anything contained herein to the contrary but subject to SECTION 13 hereof, the Exercise Price of any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

         SECTION 6. EXERCISE OF OPTIONS.

                  (a) Each Option shall specify the period over which vesting shall occur; provided, however, that:

                           (i) subject to SECTION 10(b) hereof, if the Optionee
                  is an Eligible Person on the date that a Change in Control occurs, unless such vesting would subject the Optionee to the excise tax under Section 4999 of the Internal Revenue Code, all Options held by the Optionee shall become fully vested and immediately exercisable on the day before the date of such Change in Control;

                           (ii) if the Optionee ceases to be an Eligible Person
                  by reason of his death or Disability of the Optionee, any Options held by the Optionee shall become fully vested and immediately exercisable on the date such Optionee ceases to be an Eligible Person, and the termination provisions of SECTION 7 hereof shall apply; and

                           (iii) Unless the Committee provides otherwise,
                  vesting of Options to officers and Directors shall be suspended during any unpaid leave of absence; provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute.

                  (b) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and
         (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or a Subsidiary to withhold in accordance with applicable federal or state income or employment tax withholding requirements.

                  (c) The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

                           (i) cash;

                           (ii) certified or cashier's check payable to the
                  order of the Company;

                           (iii) a promissory note made by the Optionee in favor
                  of the Company;

                           (iv) other Shares (which the Committee may, in its
                  discretion, require to have been held by the Optionee for a specified period of time) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised; or

                           (v) any other consideration and method of payment for
                  the issuance of Shares to the extent permitted by applicable laws. SECTION

         7. TERMINATION OF OPTION PERIOD.

                  (a) Unless otherwise provided herein or in any Option or as determined by the Committee upon the occurrence of the stated event, the unvested portion of an Option shall automatically and without notice terminate, and the then exercisable but unexercised portion of an Option shall automatically and without notice terminate and become null and void, after the earliest to occur of the following:

                           (i) six (6) months following the death or Disability
                  of the Optionee;

                           (ii) thirty (30) days following the date on which the
                  Optionee ceases to be an Eligible Person for any reason other than death, Disability, or termination for Cause; or

                           (iii) immediately upon the termination of an Optionee
                  as an Eligible Person for Cause.

         In no event, however, shall the periods described in this SECTION 7(A) extend beyond the exercise period stated on the Option or beyond the expiration of ten (10) years from the Date of Grant.

                  (b) In the event of the death of the Optionee, Options held by such Optionee may be exercised by the Optionee's legal representative(s), but only to the extent that such Options would otherwise have been exercisable by the Optionee.

                  (c) For purposes of the Plan, the transfer of an Employee's employment between the Company and any Subsidiary or between Subsidiaries shall not be deemed to be a termination of the Employee's employment. An authorized leave of absence shall not be deemed to have terminated the Employee's employment PROVIDED, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute.

         SECTION 8. STOCK PURCHASE RIGHTS.

                  (a) Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under this Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept the offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Committee.

                  (b) Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within ninety (90) days of the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

                  (c) The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

                  (d) Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

                  (e) If any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Committee may (in its sole discretion), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available by the grant of an outstanding Stock Purchase Right, adjust the number and class of Shares covered by such outstanding Stock Purchase Right.

                  (f) Unless determined otherwise by the Committee, Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the recipient, only by the recipient. If the Committee in its sole discretion makes a Stock Purchase Right transferable, such Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 under the Securities Act of 1933) through gifts or domestic relations orders, as permitted by Rule 701 under the Securities Act of 1933.

         SECTION 9. ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through any change in the corporate structure of the Company, including the declaration of a stock dividend or through any recapitalization resulting in a stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares, or an extraordinary dividend or distribution, then and in such event:

                           (i) appropriate adjustment shall be made in the
                  maximum number of Shares then subject to being optioned under the Plan (as set forth in SECTION 3(a)), so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned;

                           (ii) appropriate adjustment shall be made in the
                  maximum number of Shares issuable to any Eligible Person under Options granted in any one year (as set forth in SECTION 3(c)), so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned in any one year; and

                           (iii) appropriate adjustment shall be made in the
                  number of Shares and the Exercise Price thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price, provided that adjustment will be made in accordance with applicable law, including Section 424(a) of the Internal Revenue Code, if applicable.

                  (b) Upon the happening of a Change in Control, the Committee may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least thirty (30) days after the date notice of such shortening is given to the Optionees), (ii) arrange to have the surviving or successor entity or any parent entity thereof assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction or (iii) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable, of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the Option. The Committee may also provide for one or more of the foregoing alternatives in any particular option agreement.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options;
         (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         SECTION 10. TRANSFERABILITY OF OPTIONS. Each Incentive Stock Option shall provide that such Incentive Stock Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Incentive Stock Option. The Committee, in its sole discretion, may provide in the agreement governing any Nonqualified Stock Option that such Nonqualified Stock Option shall be transferable to the Optionee's spouse or children, to a trust solely for the benefit of the transferor, his spouse, or children, or pursuant to the terms of a qualified domestic relation order (as defined in Section 414(p)(1)(A) of the Internal Revenue Code).

         SECTION 11. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                  (a) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         SECTION 12. OPTIONS FOR 10% STOCKHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 424(d) of the Internal Revenue Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary (as defined in Section 424 of the Internal Revenue Code) at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

         SECTION 13. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall be subject to all terms and provisions hereof except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Shares in excess of the limits contained in SECTION 3(B) hereof; and (iii) shall not be subject to
SECTION 12 hereof. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

         SECTION 14. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (the "COMMITTEE"); provided that the Board may also act as the Committee at any time or from time to time. In addition, if the Committee does not consist entirely of Outside Directors, a "Disinterested Committee" shall be appointed by the Board and shall be composed entirely of Outside Directors. In the event the Committee consists entirely of Outside Directors, the Committee shall also serve as the "Disinterested Committee" hereunder. The Disinterested Committee shall administer the Plan with respect to all Eligible Persons who are "covered employees" under Internal Revenue Code Section 162(m) or are subject to Rule 16b-3, and all members of the Board who participate in the Plan, if any. The number of persons that shall constitute the Committee and the Disinterested Committee shall be determined from time to time by a majority of all the members of the Board and, unless that majority of the Board determines otherwise or Rule 16b-3 is amended to require otherwise, shall be no less than two persons. To the extent that Rule 16b-3 requires a system of administration that is different from this SECTION 14, this SECTION 14 shall automatically be deemed amended to the extent necessary to cause it to be in compliance with Rule 16b-3.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                  (c) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion
         (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in SECTION 9(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Internal Revenue Code Section 162(m), the Disinterested Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Disinterested Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Disinterested Committee on the matters referred to in this SECTION 14(c) shall be final and conclusive.

                  (d) Subject to SECTION 17 hereof, the Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of participants and the Plan.

         SECTION 15. GOVERNMENT REGULATIONS. This Plan, Options and the obligations of the Company to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or quotation systems as may be required.

         SECTION 16. MISCELLANEOUS.

                  (a) The Company shall, during the term of the Plan, at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

                  (b) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

                  (c) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to the Optionee's position with or relationship to the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee, Consultant, or Director, or interfere in any way with the rights of the Company to terminate his status as an Employee, Consultant, or Director.

                  (d) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, liability or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

                  (e) Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, distributee, or assign in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

                  (f) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

                  (g) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, that the Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any agreement governing any Option, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

                  (h) Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee or the Board to be incorrect.

                  (i) The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

                  (j) The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Committee, the Disinterested Committee or the Board.

                  (k) Any action required of the Company or the Committee relating to this Plan or any Option shall be by resolution of the Company or Committee, respectively, or by a person authorized to act by resolution of the Company or Committee, respectively.

                  (l) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

                  (m) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under an Option shall be deemed to be delivered on the date on which it is personally delivered, or, if telecopied, upon confirmation of receipt, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this SECTION 16(m) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this SECTION 16(m). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in the Option pertaining to the Shares to which such notice relates.

                  (n) Any person entitled to notice under this Plan may waive such notice.

                  (o) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

                  (p) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law.

                  (q) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         SECTION 17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that no such amendment may alter any provision of the Plan or any Option without compliance with any applicable stockholder approval requirements promulgated under the Internal Revenue Code, if applicable, or by the Commission or any stock exchange or market on which the Common Stock of the Company is listed for trading; and provided, further, that, except to the extent provided in SECTION 7 or SECTION 9, no amendment or suspension of the Plan or any Option issued to an Optionee hereunder shall, except as specifically permitted in any such Option, substantially impair such Option without the consent of such Optionee.

         SECTION 18. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date set forth below; provided, however, that, before any Options granted under the Plan shall be exercisable, or any Stock Purchase Rights shall be granted under the Plan, the Plan shall have been (a) approved by the Company's stockholders within twelve (12) months before or after the Plan is adopted, (b) approved by the American Stock Exchange, and (c) consented to by Levine Leichtman Capital Partners II, L.P. pursuant to Section 5.2 of the Amended and Restated Investor Rights Agreement among the Corporation, Levine Leichtman Capital Partners II, L.P. and James Rudis dated October 29, 2002, as amended. The Plan shall terminate on the tenth (10th) anniversary of the effective date.

ADOPTED BY THE BOARD: February 1, 2005
EFFECTIVE DATE: February 1, 2005

OVERHILL FARMS, INC.


By:__________________________